UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2018

F & M Bank Corp.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-13273 (Commission File Number)	54-1280811 (IRS Employer Identification No.)

P.O. Box 1111
Timberville, Virginia 22853
(540) 896-8941
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of F & M Bank Corp. (the “Company”) has named Ed Strunk to succeed Larry Caplinger as the Chief Lending Officer of Farmers & Merchants Bank (F&M Bank), effective January 1, 2018. Mr. Strunk has been with F&M Bank for over 10 years and has more than 35 total years of lending experience within the Harrisonburg/Rockingham MSA. Mr. Strunk’s title will be Senior Vice President/Chief Lending Officer.

Mr. Caplinger will remain with the Company as Executive Vice President/Corporate Secretary. Larry will continue to serve as a board member, as well as serve on several internal committees, including the management loan committee. Larry will provide transitional support to Ed for the next several months, while also working on other special projects for F&M Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M Bank Corp.

Date: January 5, 2018	By:	/s/ Neil W. Hayslett
Neil W. Hayslett
Executive Vice President and Chief Administrative Officer

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